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                                                                  Exhibit 10.7.1

                              LEASE AMENDMENT NO. 1

     Reference is hereby made to that certain Lease Agreement (the "Lease") dated December 5, 2000 by and between The Northwestern Mutual Life Insurance Company, as Landlord, and CAI, L.P., as Tenant, covering the Premises known as 4810 Eisenhauer Road, Suite 240, San Antonio, Texas and comprising approximately 118,080 square feet.

     WHEREAS, Landlord and Tenant now wish to amend certain terms and conditions of the Lease, the following shall apply:

     1. Expansion Area. Commencing on February 1, 2002, the Premises shall be expanded to include an additional area of approximately 78,720 square feet (the "Expansion Area") as described by attached Exhibit "A" thereby giving a Premises of approximately 196,800 square feet.

     2. Leasehold Improvement Allowance. Landlord shall provide a Leasehold Improvement Allowance of up to $78,720 to be applied toward the cost of Tenant's leasehold improvements to the Expansion Area. Landlord shall pay to Tenant, within ten (10) days after the full execution of this agreement by both parties, the allowance called for in this paragraph. Prior to commencement of construction, Tenant shall submit plans and specifications for Landlord's reasonable approval. Tenant further agrees that all improvements shall be constructed in a good and workmanlike manner by a general contractor reasonably approved by Landlord in advance and in accordance with all applicable statutes, laws, regulations, permits, licenses and other legal requirements. Landlord shall require Tenant provide the following as soon as possible;

          A.   A Certificate of Occupancy issued by the City of San Antonio; and

          B. A release and waiver of liens by the general contractor, holding Landlord harmless from any obligation whatsoever which may be or may have been incurred by Tenant or Tenant's contractors or subcontractors, during the construction of the Leasehold Improvements.

          Landlord shall allow Tenant access to the Expansion Area on the date hereof for the purpose of constructing its leasehold improvements and for setting up operations.

     3. Base Rent. Commencing on February 1, 2001, monthly Base Rent pursuant to Paragraph 2A of the Lease shall be as follows:

          February 1, 2002 through February 29, 2004   $60,220.00
          March 1, 2004 through February 28, 2006      $62,976.00

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          March 1, 2006 through February 28, 2009      $65,731.00
          March 1, 2009 through March 31, 2011         $68,487.00

     4. Proportionate Share. Commencing on February 1, 2002, Tenant's Proportionate Share as defined by Paragraph 22B shall be 66.6667%.

     5. In the event of a conflict between the terms and provisions of this Lease Amendment and the terms and provisions of the Lease Agreement, the terms and provisions of this Lease Amendment shall prevail.

     6. Except as amended herein, the Lease Agreement shall remain in full force and effect and Landlord and Tenant hereby ratify and affirm the Lease Agreement as amended by instrument.

     EXECUTED this 2nd day of November, 2001.

LANDLORD:

THE NORTHWESTERN MUTUAL
LIFE INSURANCE COMPANY

By:  Cavender & Hill Properties, Inc.
Its: Managing Agent


     BY: /s/ J. Mark Cavender
         --------------------------------
         J. Mark Cavender

     Its: President


TENANT:

CAI, L.P.

By:  Conn Appliances, Inc.,
     A Texas Corporation
Its: General Partner


     By: /s/ Thomas J. Frank
         --------------------------------
         Thomas J. Frank

     Its: President

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                                    EXHIBIT A
                                 EXPANSION AREA

                                    [GRAPHIC]